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                                                                    Exhibit 23.8


                             [Airclaims Letterhead]

                              CONSENT OF APPRAISER

We consent to the use of our reports dated January 31, 2001 and to the references to our firm in:

- The Airplanes Limited and Airplanes U.S. Trust Report on Form 10-K for the fiscal year ended March 31, 2001.

- The Airplanes Limited and Airplanes U.S. Trust Offering Memorandum prepared in connection with the refinancing of certain of the classes of bonds.

-    The Exchange Offer Registration Statement to be filed with the SEC.

                                        /s/ Mark Sheridan
                                        ----------------------------------------
                                        Signed on behalf of Airclaims Ltd

                                        Name:  Mark Sheridan
                                               ---------------------------------

                                        Title: Senior Analyst
                                               ---------------------------------

Airclaims Limited

Cardinal Point, Newall Road, Heathrow Airport, London TW6 2AS
Telephone (44) 020 8897 1066 Facsimile (44) 020 8897 0300
http//www.airclaims.co.uk
Registered Head Office as above. Registered in England No. 710284. VAT Reg. No. 224 1906 87